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

KNIGHT-RIDDER, INC. AND SUBSIDIARIES                                                 EXHIBIT 28
BUSINESS SEGMENT INFORMATION                                                         ----------
(Unaudited, in thousands of dollars)

                                               Quarter Ended           Three Quarters Ended        Four Quarters Ended
                                           ----------------------      ---------------------      ---------------------
                                           Sept. 25      Sept. 26      Sept. 25     Sept. 26      Sept. 25     Sept. 26
                                             1994          1993          1994         1993          1994         1993
                                           --------      --------      --------     --------      --------     --------
  OPERATING REVENUE
     Newspapers                           $  514,533    $  482,740   $ 1,550,533  $ 1,471,240   $ 2,092,116  $ 1,992,128
     Business Information Services           128,080       110,384       384,493      327,460       495,558      425,278
                                           ---------     ---------     ---------    ---------     ---------    ---------
                                          $  642,613    $  593,124   $ 1,935,026  $ 1,798,700   $ 2,587,674  $ 2,417,406
                                           =========     =========     =========    =========     =========    =========

  OPERATING INCOME
     Newspapers                           $   79,293    $   59,926    $  249,374   $  199,112    $  349,029   $  289,796
     Business Information Services             6,393         5,885        18,962       15,598        26,769       22,795
     Corporate                               (10,409)       (7,497)      (32,963)     (26,471)      (43,807)     (36,308)
                                           ---------     ---------     ---------    ---------     ---------    ---------
                                          $   75,277    $   58,314    $  235,373   $  188,239    $  331,991   $  276,283
                                           =========     =========     =========    =========     =========    =========

  DEPRECIATION AND AMORTIZATION
     Newspapers                           $   23,535    $   23,786    $   71,223   $   71,139    $   94,684   $   92,882
     Business Information Services            13,470        12,162        39,247       34,260        50,512       43,742
     Corporate                                   423           415         1,319        1,212         1,740        1,580
                                           ---------     ---------     ---------    ---------     ---------    ---------
                                          $   37,428    $   36,363    $  111,789   $  106,611    $  146,936   $  138,204
                                           =========     =========     =========    =========     =========    =========

                                                              -17-
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



Knight-Ridder, Inc.
Third Quarter Graphs (Unaudited)
================================


    THIRD QUARTER NET INCOME                                       THIRD QUARTER TOTAL OPERATING REVENUE
    (From continuing operations, in $000s)                         (From continuing operations, in $000s)
      Year              Amount                                       Year             Amount
      ----              ------                                       ----             -------
      1994              37,243                                       1994             642,613
      1993              31,251                                       1993             593,124
      1992              31,392                                       1992             564,854
      1991              28,300                                       1991             544,446
      1990              36,588                                       1990             575,437
      1989              33,980                                       1989             545,075





    THIRD QUARTER EARNINGS PER SHARE                               THIRD QUARTER NEWSPAPER ADVERTISING REVENUE
    (From continuing operations)                                   (In $000s)
      Year              Amount                                       Year             Amount
      ----               -----                                       ----             -------
      1994               $0.69                                       1994             378,068
      1993               $0.57                                       1993             351,239
      1992               $0.57                                       1992             345,712
      1991               $0.54                                       1991             337,794
      1990               $0.73                                       1990             381,690
      1989               $0.65                                       1989             370,891

                                                         -18-
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
Circulation  -  Note A
                                           Quarter  Ended                 Three Quarters Ended
                                   -----------------------------     ------------------------------
(Unaudited, in  thousands
     of  copies)                   Sept. 25   Sept. 26               Sept. 25   Sept. 26
                                     1994       1993     Change        1994       1993     Change
                                   --------   --------  --------     --------   --------  --------
Average  Morning  Circulation         3,088      3,130      (42)         3,146      3,189      (43)
Average  Evening  Circulation           452        460       (8)           451        463      (12)
                                   --------   --------  --------      --------   --------  --------
Average  Daily  Circulation           3,540      3,590      (50)         3,597      3,652      (55)
                                   ========   ========  ========      ========   ========  ========
Average  Sunday  Circulation          4,661      4,710      (49)         4,717      4,758      (41)
                                   ========   ========  ========      ========   ========  ========

Advertising  Statistics  -  Notes  A  &  B (Unaudited)

                                           Quarter  Ended                 Three Quarters  Ended
                                   -----------------------------     -------------------------------
                                   Sept. 25   Sept. 26               Sept. 25   Sept. 26
                                     1994       1993     % Change      1994       1993     % Change
                                   --------   --------   --------    --------   --------   --------
LINAGE  (In  thousands  of
         six-column inches)
      Full-run  ROP
            Retail                    3,606      3,571      1.0         10,893     10,957     (0.6)
            General                     350        310     12.7          1,118      1,023      9.3
            Classified                3,603      3,368      7.0         10,467      9,899      5.7
                                   --------   --------                --------   --------
                  Total               7,559      7,249      4.3         22,478     21,879      2.7
                                   ========   ========                ========   ========
      Factored Part-run ROP             455        465     (2.2)         1,303      1,401     (7.0)
                                   ========   ========                ========   ========
      Full-run  Preprint              3,889      3,528     10.2         11,743     11,254      4.3
                                   ========   ========                ========   ========
      Part-run  Preprint              4,239      3,829     10.7         11,921     11,062      7.8
                                   ========   ========                ========   ========
TOTAL PREPRINTS INSERTED (000s)   1,098,140  1,058,582      3.7      3,330,707  3,222,242      3.4
                                   ========   ========                ========   ========

Note  A: Where  necessary,  certain  previously  reported  statistics  have  been  restated  to  be  consistent  with measurement guidelines  currently  in  use.

Note  B: Factored  part-run  linage  represents  linage  in zoned  editions  that  is  translated  into  full-run  equivalent linage based on  the  ratio  of  the  circulation  in  a  particular  zone  to  the  total  circulation  of  the newspaper.

                                                         -19-
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

Knight-Ridder Share Trading
(As quoted by Knight-Ridder Financial Services) (Unaudited)


                                1994 Third Quarter                           1993 Third Quarter
                         ---------------------------------           ------------------------------------
                         Volume     High     Low     Close             Volume     High      Low     Close
                         ---------  -----    ----    -----           --------    -----      ----    -----
                         9,267,400  54 5/8   49 1/2  51 1/4           5,738,500   55 1/2   50 5/8   52 1/8

                                    -20-